Exhibit (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Pre-Effective Amendment No. 3 to the Registration Statement (Registration No. 333-137435) on Form N-2 (“Pre-Effective Amendment No. 3”) of our report dated February 2, 2007, relating to the financial statements of Highland Distressed Opportunities, Inc., which appear in such Registration Statement. We also consent to the references to us under the heading “Experts” in Pre-Effective Amendment No. 3.
/s/ PricewaterhouseCoopers LLP
Dallas, Texas
February 16, 2007